UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report: July 30, 2008
(Date of earliest event reported)
eResearchTechnology, Inc.
(Exact name of Registrant as specified in its charter)

Delaware	0-29100	22-3264604

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

30 South 17th Street, Philadelphia, PA	19103

(Address of principal executive offices)	(Zip Code)
215-972-0420
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.02	RESULTS OF OPERATIONS AND FINANCIAL CONDITION.
     On August 4, 2008, eResearchTechnology, Inc. issued a press release reporting its results of operations for the quarter ended June 30, 2008 and providing financial guidance for both the third quarter of and full year 2008. A copy of that press release is furnished herewith as Exhibit 99.1.

ITEM 5.02	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.
     On July 30, 2008, the Board of Directors of eResearchTechnology, Inc. increased the number of directors from eight to nine and elected Michael DeMane to fill the vacancy created by the increase, to serve until the 2011 Annual Meeting of Stockholders. The Board also appointed Mr. DeMane to the audit committee of the Board. Mr. DeMane is the former Chief Operating Officer of Medtronic, Inc. Prior to joining Medtronic, Mr. DeMane was Managing Director for Smith & Nephew, Inc. where he also served as President of the Orthopedic Implant Division and Vice President of Research and Development.
     Although Mr. DeMane’s term of office will not expire until the 2011 Annual Meeting of Stockholders, the Board will submit Mr. DeMane’s Board appointment to the company’s stockholders for their ratification at the 2009 Annual Meeting of Stockholders and Mr. DeMane has agreed to resign if the stockholders do not ratify his appointment.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS.
Exhibit 99.1 Press release dated August 4, 2008 of eResearchTechnology, Inc.
SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

eResearchTechnology, Inc. (Registrant)
Date: August 4, 2008	By:	/s/ Michael J. McKelvey
Michael J. McKelvey,
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Exhibit

99.1	Press Release dated August 4, 2008 of eResearchTechnology, Inc.